UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 21, 2023, Vaxart, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”).

On January 19, 2024, Nasdaq notified the Company in writing (the “Extension Letter”) that while the Company had not regained compliance with the Bid Price Requirement, it was eligible for an additional 180-day compliance period, or until July 15, 2024, to regain compliance with the Bid Price Requirement. Nasdaq’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Notice did not result in the immediate delisting of the Company’s common stock from The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company originally had 180 calendar days, or until January 17, 2024, to regain compliance by maintaining a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. Pursuant to the Extension Letter, the Company now has until July 15, 2024 to regain compliance with the Bid Price Requirement.

If at any time during this second 180-day period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq stated that they will provide written confirmation of compliance and the matter will be closed. If the Company does not regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s securities, at which point the Company would have an opportunity to appeal the delisting determination to a hearings panel. The Company would remain listed on Nasdaq pending the hearings panel’s decision.

The Company intends to actively monitor the closing bid price of its common stock and is considering its options to regain compliance with the Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement or that the Company will otherwise remain in compliance with the other listing standards for The Nasdaq Capital Market.

Item 8.01.	Other Events.

On January 19, 2024, the Company issued a press release relating to the Company receiving an award from the U.S. Department of Health and Human Services to fund preparation for a clinical study. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and, other than the quotes by Dr. Michael Finney and Dr. James F. Cummings, is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 19, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s expectations with respect to regaining compliance with applicable Nasdaq requirements, the outcome of any appeal by the Company of a determination by Nasdaq, and the Company’s ability to remain listed on The Nasdaq Capital Market during the pendency of the compliance period or of any appeal of a Nasdaq determination. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, risks and uncertainties associated with the ability of the Company to cure any delinquencies in compliance with Nasdaq listing rules, market conditions, the Company’s continuing operating losses, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: January 19, 2024
	By:	/s/ MICHAEL J. FINNEY
Michael J. Finney, Ph.D.
Interim Chief Executive Officer